EXHIBIT 99.1

            BLUE HOLDINGS INC. REPORTS FOURTH QUARTER AND FISCAL 2005
                           YEAR-END FINANCIAL RESULTS

         o        2005 Net Sales of $36.4 million and Net Income of $5.1 million
         o        2006 Guidance: Net sales- $60 to $70 million

COMMERCE, Calif, March 7, 2006--Blue Holdings Inc. (OTCBB:BLHL), a designer, manufacturer and distributor of high-end fashion jeans and denim apparel, today announced financial results for the fourth quarter and year ended December 31, 2005.

THREE MONTHS ENDED DECEMBER 31, 2005

Net sales for the fourth quarter of 2005 were $11.8 million. 58% of sales in the quarter were generated from the Antik Denim brand, 27% from Taverniti So Jeans and 15% from Yanuk. Net income for the fourth quarter of 2005 was $1.26 million or $0.05 per basic and diluted share. The per share results are based on weighted average shares outstanding of 26.1 million. Blue Holdings' wholly-owned subsidiaries, Antik Denim, LLC and Taverniti So Jeans LLC, both commenced operations in September 2004. As a result, there are no substantive year -over-year comparisons to report.

Gross profit in the fourth quarter of 2005 was $5.8 million or 48.8% of net sales. Selling, distribution and administrative expenses were $4.1 million in the quarter. Operating expenses as a percentage of sales increased to 34.6%. The significant increase in overhead was due to the acquisition of Taverniti So Jeans LLC and the need to build up a production team for the Yanuk division. Blue Holdings expects that the increase in fixed overhead expenses will slow down significantly despite the continued expansion of its business.

YEAR-ENDED DECEMBER 31, 2005

For the year ended December 31, 2005, Blue Holdings' net sales were $36.4 million. 70% of the sales were generated from Antik, 19.5% from Taverniti and 10.5% from Yanuk. Net income was $5.1 million, or $0.20 per basic and diluted share based on 25.7 million weighted average shares outstanding. Gross profit for the year ended December 31, 2005 was $18.0 million or 49.4% of sales.

"We are very pleased with the tremendous growth we experienced this past year. All three of our brands have seen broad recognition in the market place. In 2006, we look forward to continued growth at the pace of 2005 and are excited about the many opportunities we see in the marketplace." said Paul Guez, Blue Holdings' Chairman, Chief Executive Officer and President.

2006 OUTLOOK

The Company expects 2006 net sales to be in the range of $60 million to $70 million. The Company also expects gross profit margin to remain at the same levels as in 2005.

CONFERENCE CALL

The Company will host a conference call to discuss its fourth quarter and fiscal 2005 year-end results today, March 7, 2006, at 4:30 p.m. Eastern Standard Time.

To participate in the conference call, investors should dial 800-289-0572 ten minutes prior to the scheduled start time. International callers should dial 913-981-5543. If you are unable to participate in the live call, a replay will be available beginning Tuesday, March 7, 2006 at 7:30 p.m. Eastern Time, through Tuesday, March 21, 2006 at midnight Eastern Time. To access the replay, dial 888-203-1112 (passcode: 3594299). International callers should dial 719-457-0820.

The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.fulldisclosure.com and at www.blueholdings.com. For those who are not available to listen to the live broadcast, the call will be archived.

About Blue Holdings Inc.

Blue Holdings, Inc., directly and through its wholly owned subsidiaries, Antik Denim, LLC and Taverniti So Jeans, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories with a western flair under the "Antik Denim," "Yanuk," "Taverniti So Jeans," and "U" brands, both in the United States and internationally. Blue Holdings currently sells men's and women's styles and is in the process of launching a children's line. Antik Denim, Yanuk, Taverniti So, and U jeans are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings' concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.

Forward-Looking Statements

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. EXAMPLES OF FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE INCLUDE STATEMENTS RELATED TO BLUE HOLDINGS' ANTICIPATED GROWTH PACE IN 2006 AND ITS OUTLOOK FOR 2006. FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNRELIABLE AND ACTUAL RESULTS MAY DIFFER MATERIALLY. FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE SUCH FACTORS AS MAY BE DETAILED FROM TIME TO TIME IN BLUE HOLDINGS' FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. BLUE HOLDINGS UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CONTACT:
Blue Holdings Inc.
Patrick Chow, CFO  323-725-5555
patrick.chow@blueholdings.com

Integrated Corporate Relations
310-395-2215
Andrew Greenebaum
agreenebaum@icrinc.com
or
Patricia Dolmatsky
pdolmatsky@icrinc.com

BLUE HOLDINGS INC. (FORMERLY KNOWN AS MARINE JET TECHNOLOGY CORP.)
& SUBSIDIARIES
CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2005


                              ASSETS
Current Assets:

   Cash .........................................................    $   228,127
   Due from Factor, net of reserves of $96,849 ..................        693,474
   Accounts Receivable, net of reserves of $484,421 .............      4,289,667
   Due from Related Parties .....................................        593,579
   Inventories ..................................................      9,925,162
   Deferred Taxes ...............................................      2,163,709
   Prepaid Expenses and Other Current Assets ....................        351,919
   Property and Equipment, Less Accumulated Depreciation ........        198,927
                                                                     -----------

Total Assets ....................................................    $18,444,564
                                                                     ===========

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

   Accounts Payable .............................................    $ 3,527,617
   Short-term Borrowings ........................................      4,583,936
   Due to Related Parties .......................................      1,046,791
   Income Taxes Payable .........................................        650,468
   Accrued Expenses & Other Current Liabilities .................        599,166
                                                                     -----------
      Total Current Liabilities .................................    $10,407,979
                                                                     -----------

Stockholders' Equity
   Common Stock $0.001 par value
     Authorized 75,000,000 shares
     Issued and outstanding 26,057,200 shares ...................         26,057
   Additional Paid-in Capital ...................................      4,896,754
   Retained Earnings ............................................      3,113,774
                                                                     -----------
      Total Stockholders' Equity ................................      8,036,585
                                                                     -----------

Total Liabilities and Stockholders' Equity ......................    $18,444,564
                                                                     ===========

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004
AND FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                            THREE MONTHS ENDED                 YEARS ENDED
                                                                DECEMBER 31                    DECEMBER 31
                                                        --------------------------     ---------------------------
                                                               (Unaudited)

                                                            2005           2004            2005           2004
                                                        ------------   ------------    ------------   ------------
Net Sales ...........................................   $ 11,786,468   $       --      $ 36,365,205   $    365,290

Cost of Goods Sold ..................................      6,028,912         32,751      18,384,869        157,545
                                                        ------------   ------------    ------------   ------------

Gross Profit ........................................      5,757,556        (32,751)     17,980,336        207,745

Selling, distribution & administrative expenses .....      4,076,060        187,922      10,490,023      1,581,480
                                                        ------------   ------------    ------------   ------------

Income before interest expense, expenses relating to
exchange transaction and provision for income taxes .      1,681,496       (220,673)      7,490,313     (1,373,735)

Interest Expense ....................................        100,750           --           122,434           --

Expenses relating to exchange transaction ...........           --             --           527,617           --
                                                        ------------   ------------    ------------   ------------

Income before provision for income taxes ............      1,580,746       (220,673)      6,840,262     (1,373,735)



Provision for income taxes ..........................        324,537           --         1,700,651          1,600
                                                        ------------   ------------    ------------   ------------

Net Income (loss) ...................................   $  1,256,209   $   (220,673)   $  5,139,611   $ (1,375,335)
                                                        ============   ============    ============   ============

Basic & diluted earnings (loss) per share ...........   $       0.05   $      (0.01)   $       0.20   $      (0.06)
                                                        ============   ============    ============   ============

Basic & Diluted weighted average number of shares ...     26,057,200     24,947,783      25,698,539     24,947,783
                                                        ============   ============    ============   ============